                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement         [ ] Confidential, For Use of the Com-
                                            mission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         PHILLIPS-VAN HEUSEN CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5) Total fee paid:

-------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:


-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
(3)  Filing Party:

-------------------------------------------------------------------------------
(4)  Date Filed:

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






                         PHILLIPS-VAN HEUSEN CORPORATION
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------

      The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Elebash Recital Hall, First Floor, New York, New York, on Thursday, June 14, 2001, at 10:00 a.m., for the following purposes:

          (1) to elect 11 directors of the Company to serve for a term of one year;

          (2) to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

          (3) to consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on April 16, 2001 are entitled to vote at the meeting.

     Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership.

     You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.


                                     By order of the Board of Directors,


                                     MARK D. FISCHER
                                     Secretary

New York, New York
April 30, 2001




-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION

                                ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2001

                                ---------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, First Floor, New York, New York, on Thursday, June 14, 2001, at 10:00 a.m., and at any adjournments thereof.

     The principal executive offices of the Company are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was April 30, 2001.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Stockholders of record at the close of business on April 16, 2001 will be entitled to one vote for each share of the Company's Common Stock (the "Common Stock") then held. There were outstanding on such date 27,459,922 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 20, 2001. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                                      AMOUNT
      NAME AND ADDRESS OF                          BENEFICIALLY     PERCENT OF
      BENEFICIAL OWNER                                 OWNED           CLASS
      ----------------                              -------------   -----------

      Vaneton International, Inc.(1) ............    4,893,901         17.8
        P.O. Box 3340
        Road Town
        Tortola, British Virgin Islands
                                                     2,279,900          8.3
      Dimensional Fund Advisors Inc.(2)..........
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401

      Lord, Abbett & Co.(3).......................   1,756,965          6.4
        90 Hudson Street
        Jersey City, New Jersey 07302

                                                (Footnotes appear on next page)

(Footnotes to table on previous page)


-----------------------------

(1) Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 4,893,901 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee is as of March 31, 2001, as set forth in a Form 4 dated April 10, 2001 and filed with the Securities and Exchange Commission.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the "Funds"). In its role as investment advisor or manager, Dimensional possesses both voting and/or investment power over the Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Dimensional is as of December 31, 2000, as set forth in a Schedule 13G dated February 2, 2001 and filed with the Securities and Exchange Commission.

(3) Lord, Abbett & Co. is a registered investment adviser. Information as to the shares of Common Stock that may be deemed to be beneficially owned by Lord, Abbett & Co. is as of December 31, 2000, as set forth in a Schedule 13G dated January 19, 2001 and filed with the Securities and Exchange Commission.

     The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all of the directors, nominees for director and executive officers of the Company as a group as of April 20, 2001. Except as otherwise indicated below, each of the directors, nominees for director and executive officers has sole voting and investment power with respect to the shares listed as owned by him or her.

                                                    AMOUNT
                                                 BENEFICIALLY   PERCENT OF
     NAME                                           OWNED(1)      CLASS
     -----                                       -------------  ----------
     Emanuel Chirico(2)........................      65,272           *
     Edward H. Cohen...........................      21,384           *
     Francis K. Duane..........................      10,833           *
     Joseph B. Fuller.........................       16,384           *
     Joel H. Goldberg.........................       25,599           *
     Marc Grosman.............................        5,999           *
     Dennis F. Hightower.......................       6,499           *
     Bruce J. Klatsky..........................     236,297           *
     Maria Elena Lagomasino....................      14,198           *
     Harry N.S. Lee(3).........................      13,197           *
     Bruce Maggin..............................      42,884           *
     Allen E. Sirkin...........................     104,293           *
     Peter J. Solomon..........................      32,384           *
     Mark Weber................................     134,709           *
     All directors, nominees for director
       and executive officers as a group
       (15 persons)............................     795,510          2.9
-----------
*     Less than 1% of class.

(1) The figures in the table are based upon information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held for the executive officers in the Master Trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under the Company's Associates Investment Plans (the "AIPs"), which are employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
      Participants in the AIPs who make investments in the  PVH Stock Fund

                                             (Footnotes continued on next page)

(Footnotes continued from  previous page)


     may direct the vote of shares of Common Stock held in the Master Trust for the PVH Stock Fund only with respect to tender or exchange offers subject to Section 13(e) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and matters which, if approved or disapproved, would result in a change in control of the Company (as defined in the AIPs). The committee that administers the AIP (the "AIP Committee") has the right to vote such shares for all other matters. These participants also have the right, subject to certain limitations, to receive a distribution of shares of Common Stock held for their benefit in the Master Trust, but the AIP Committee makes all other decisions regarding the disposition of Common Stock held in the Master Trust.

(2) Mr. Chirico's figure does not include the 1,308,623 shares of Common Stock (4.8%) held in the Master Trust for the PVH Stock Fund as of December 31, 2000 for all participants in the AIPs who invest in the PVH Stock Fund. Mr. Chirico is a member of the AIP Committee, which has the power, under most circumstances, to vote and dispose of the shares held in the Master Trust.

(3) Harry N.S. Lee is an indirect minority shareholder of Vaneton International, Inc., which beneficially owns 4,893,901 shares of Common Stock (17.8%). See Note 1 to the prior table for certain information regarding Vaneton International, Inc.

     The figures in the foregoing table include 600 shares held by Joel H. Goldberg and his wife as custodians for their children, as to which Mr. Goldberg has disclaimed beneficial ownership, 190 shares held by Bruce J. Klatsky's child, as to which Mr. Klatsky has disclaimed beneficial ownership, 12,000 shares held by Bruce Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans: Emanuel Chirico, 61,722 shares; Edward H. Cohen, 15,384 shares; Francis K. Duane, 10,833 shares; Joseph B. Fuller, 15,384 shares; Joel Goldberg, 4,999 shares; Marc Grosman, 4,999 shares; Dennis Hightower, 4,999 shares; Bruce J. Klatsky, 179,772 shares; Maria Elena Lagomasino, 13,998 shares; Harry N.S. Lee, 12,197 shares; Bruce Maggin, 15,384 shares; Allen E. Sirkin, 85,759 shares; Peter J. Solomon, 15,384 shares; Mark Weber, 102,639 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 604,175 shares.


                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 11 members, all of one class. All members of the Board of Directors are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director have previously been elected directors of the Company by the stockholders.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 11 NOMINEES NAMED BELOW. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN A PROXY.


                                                                         YEAR
                                                                       BECAME A
NAME                     PRINCIPAL OCCUPATION                  AGE     DIRECTOR
----                     --------------------                  ---     --------

Edward H. Cohen......... Senior Partner of Rosenman & Colin     62        1987
                         LLP, a law firm

Joseph B. Fuller........ President and Chief Executive          44        1991
                         Officer of Monitor Company, a
                         management consulting firm

                                                                         YEAR
                                                                       BECAME A
NAME                     PRINCIPAL OCCUPATION                  AGE     DIRECTOR
----                     --------------------                  ---     --------

Joel H. Goldberg........ President of Career Consultants,       57        1997
                         Inc., a management consulting firm

Marc Grosman............ Founder and Chief Executive Officer    46        1997
                         of Marc Laurent SA, the owner of a
                         chain of European apparel stores
                         which trade under the name CELIO

Dennis F. Hightower..... Former Chief Executive Officer of      59        1997
                         Europe Online Networks S.A., a
                         Luxembourg-based broadband
                         interactive entertainment company

Bruce J. Klatsky........ Chairman and Chief Executive           52        1985
                         Officer of the Company

Maria Elena Lagomasino.. Managing Director, J.P. Morgan         52        1993
                         Private Bank

Harry N.S. Lee.......... Managing Director of TAL Apparel       58        1995
                         Limited, an apparel manufacturer
                         and exporter based in Hong Kong

Bruce Maggin............ Principal of The H.A.M. Media          58        1987
                         Group, LLC, a media investment
                         company, and Chief Executive
                         Officer of TDN, Inc. (d/b/a atTV
                         Media, Inc.), a marketer of
                         interactive television advertising

Peter J. Solomon........ Chairman of Peter J. Solomon           62        1987
                         Company Limited, an investment
                         banking firm

Mark Weber.............. President and Chief Operating          52        1998
                         Officer of the Company

     Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Levcor International, Inc., Merrimac Industries, Inc. and Voice Powered Technology International, Inc. Mr. Fuller is also a director of Emergent Information Technologies, Inc. and Merrimac Industries, Inc. Mr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc. Mr. Grosman is also a director of Aigle SA. Mr. Hightower is also a director of The Gillette Company, Northwest Airlines Corporation, PanAmSat Corporation and The TJX Companies, Inc. Ms. Lagomasino is also a director of Avon Products, Inc. and Global Crossing Ltd. Mr. Maggin is also a director of NewStar Media, Inc. Mr. Solomon is also a director of Baker, Fentress & Company, Monro Muffler Brake, Inc. and Office Depot, Inc.

     Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Maggin, who, until October 1996, was Executive Vice President of Multimedia Group, Capital Cities/ABC, Inc.; Mr. Hightower, who was President of Walt Disney Television and Telecommunications from 1995 until June 1996, a Professor of Management at Harvard University School of Business Administration from July 1996 until May 2000 and Chief Executive Officer, Europe Online Networks S.A. from June 2000 until February 2001; and Mark Weber, who was elected President and Chief Operating Officer of the Company in March 1998, having served as Vice Chairman of the Company for the prior three years.

     No family relationship exists between any director or executive officer of the Company.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended February 4, 2001, there were five meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

     The Board of Directors of the Company has a standing Audit Committee and a standing Compensation Committee; the Company does not have a standing Nominating Committee.

     AUDIT COMMITTEE

     The Audit Committee is composed of Messrs. Cohen, Hightower and Maggin. The Board of Directors has determined that all of the members of the Committee are "independent," as defined in the rules of the New York Stock Exchange. The Company's Common Stock is listed for trading on the New York Stock Exchange.

     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to this Proxy Statement as Exhibit
A. Pursuant to its charter, the Audit Committee is charged with providing assistance to the Board of Directors in fulfilling the Board's statutory responsibilities relating to the quality and integrity of the Company's financial reports, monitoring the Company's financial reporting process and internal control system and performing such other activities consistent with its charter and the Company's By-laws as the Audit Committee or the Board deems appropriate.

     The Audit Committee held three meetings during the fiscal year ended February 4, 2001.

     COMPENSATION COMMITTEE

     The Compensation Committee, composed of Ms. Lagomasino and Messrs. Fuller and Hightower, is charged with setting the compensation of all executive officers, administering the Company's existing stock option plans and its cash-based incentive compensation plans for the executive officers, adopting new cash-based incentive compensation plans and implementing changes and improvements to existing cash-based incentive compensation plans for the executive officers and, subject to approval by the Board of Directors, recommending new stock option plans and other equity-based compensation plans and implementing changes and improvements to the existing stock option plans. The Compensation Committee also provides guidance to the executive officers regarding the compensation of the Company's corporate and divisional officers. The Compensation Committee held one meeting during the fiscal year ended February 4, 2001.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended February 4, 2001.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended February 4, 2001, January 30, 2000 and January 31, 1999 (fiscal years 2000, 1999 and 1998, respectively).

                                                                              LONG-TERM COMPENSATION
                                                                            ---------------------------
                                                                                AWARDS       PAYOUTS
                                                    ANNUAL COMPENSATION         ------       -------
                                                   ----------------------                     LTIP           ALL OTHER
NAME AND                                FISCAL       SALARY        BONUS        OPTIONS       PAYOUTS      COMPENSATION(1)
PRINCIPAL POSITION                       YEAR         ($)           ($)           ($)           (#)            ($)
------------------------------------   --------   -------------- ---------  -------------   -------------- ---------------

Emanuel Chirico......................     2000       500,000       485,000      40,000         700,000         36,750
Executive Vice President and CFO,         1999       475,000       400,000      30,000            -            24,417
   Phillips-Van Heusen Corporation        1998       392,420       100,000      55,000            -            18,896


Francis K. Duane(2)....................   2000       475,000       375,000      30,000            -            15,283
Vice Chairman, Sportswear,
   Phillips-Van Heusen Corporation

Bruce J. Klatsky.....................     2000     1,000,000     1,370,000     150,000       2,313,000        122,523
Chairman and CEO,                         1999       850,000     1,207,600     100,000            -            91,762
   Phillips-Van Heusen Corporation        1998       850,000       700,000     100,000            -            47,275

Allen E. Sirkin......................     2000       716,667       541,500      30,000            -            31,245
Vice Chairman, Dress Shirts,              1999       650,000       415,000      30,000            -            37,405
   Phillips-Van Heusen Corporation        1998       650,000       339,445      30,000            -            26,623

Mark Weber...........................     2000       750,000       728,000      75,000       1,050,000         79,889
President and COO,                        1999       700,000       612,725      50,000            -            61,946
   Phillips-Van Heusen Corporation        1998       690,417       200,000      75,000            -            40,936

---------

(1) All Other Compensation includes payments or contributions required by the AIPs and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefit Trust.

     Under the AIPs, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 15% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15% after deductions for contributions to the AIPs. Prior to April 1, 1999, the Company or its subsidiaries contributed an amount equal to 50% of an employee's contribution up to a maximum of 3% of such employee's total compensation. The Company or its subsidiaries currently contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee.

     Prior to April 1, 1999, the entire amount contributed by the Company was invested in the PVH Stock Fund, which invests in the Common Stock, and the amount contributed by the employee was invested, at the employee's direction, in up to six investment funds (including up to 25% in the PVH Stock Fund), except that, in the case of the Supplemental Savings Plan, the Company's contribution was in the form of phantom shares of Common Stock and the employee's contribution earned interest at the same rate as is paid on 10-year United States Treasury bonds. Since April 1, 1999, the amounts contributed by the Company and the amounts contributed by the employee have been

                                             (Footnotes continued on next page)

(Footnotes continued from  previous page)


     invested, at the employee's direction, in up to eight investment funds, including the PVH Stock Fund (with a 25% limit on the amount of an employee's contributions which may be invested in the PVH Stock Fund). However, in the case of the Supplemental Savings Plan, the Company contributions, at the employee's direction, either have been invested in the form of phantom shares of Common Stock or have earned interest at the same rate as is paid on 10-year United States Treasury bonds and the employee's contributions have earned interest at the same rate as is paid on 10-year United States Treasury bonds, except that the Company's contribution for certain employees, including the Named Executive Officers, may not be invested in the form of phantom shares and may only earn interest at the same rate as 10-year Treasury bonds. Prior to April 1, 1999, a participant's interest in the amounts arising out of employer contributions vested after the earlier of five years, at age 65 or upon disability or death. Since April 1, 1999, a participant's interest in the amounts arising out of employer contributions have vested ratably over four years, or, if earlier, at age 65 or upon disability or death. In the fiscal years 2000, 1999 and 1998, respectively, the Company made contributions which are reflected under this column in the amounts of $27,005, $17,992 and $12,067 for Mr. Chirico; $66,228, $50,794 and $27,710 for Mr. Klatsky;
     $21,500, $32,579 and $21,013 for Mr. Sirkin; and $40,444, $29,313 and
     $21,965 for Mr. Weber. The Company's contribution reflected in the column for Mr. Duane for fiscal 2000 is $5,537.

     The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges up to a specified annual maximum. The Company incurred $9,745, $7,167 and $7,123 during fiscal years 2000, 1999 and 1998, respectively, as annual premiums for coverage for each of the Named Executive Officers (except for Mr. Duane, who did not participate in the Plan prior to fiscal 2000), which amounts are reflected under this column.

     Under the Company's Educational Benefit Trust, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986, except with respect to children who were then covered by the plan. For fiscal years 2000, 1999 and 1998, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $46,550, $38,095 and $14,652 for Mr.Klatsky; and $29,699, $27,342 and $13,099 for Mr. Weber.

(2) Mr. Duane became an executive officer of the Company during fiscal 2000 upon his promotion to Vice Chairman, Sportswear.


                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 2000 Stock Option Plan (the "2000 Option Plan") granted to the Named Executive Officers during the fiscal year ended February 4, 2001.

                                                  INDIVIDUAL GRANTS
                               -----------------------------------------------------
                                                                                                 POTENTIAL REALIZABLE
                                                 PERCENT OF                                       VALUE AT ASSUMED
                                 NUMBER OF         TOTAL                                        PRICE APPRECIATION FOR
                               UNDERLYING       GRANTED TO                                           OPTION TERM
                                 OPTIONS        EMPLOYEES     EXERCISE                -------------------------------
                                 GRANTED(1)      IN FISCAL     PRICE      EXPIRATION          5%             10%
NAME                               (#)             YEAR         ($SH)       DATE             ($)              ($)
----                           ------------  -------------  -----------  -----------      -------------    ------------
   Emanuel Chirico...........       40,000           4.6          9.375       6/12/10           235,800         597,800
   Francis K. Duane..........       10,000           1.2          9.375       6/12/10            58,950         149,450
                                    20,000           2.3         12.3125     12/19/10           154,860         392,460
   Bruce J. Klatsy...........      150,000          17.3          9.375       6/12/10           884,250       2,241,750
   Allen E. Sirkin...........       30,000           3.5          9.375       6/12/10           176,850         448,350
   Mark Weber................       75,000           8.6          9.375       6/12/10           442,125       1,120,875

   All stockholders(2).......        N/A            N/A             N/A           N/A       160,873,778     407,847,092

                                                (Footnotes appear on next page)

(Footnotes to table on previous page)


-----------------------------

(1) One-quarter of the options granted to each of the Named Executive Officers in fiscal 2000 become exercisable on each of the first through fourth anniversaries of the grant date.

(2) These figures were calculated assuming that the price of the 27,289,869 shares of Common Stock outstanding on June 13, 2000 (the date the Named Executive Officers received their grants, except as described below) increased from $9.375 per share (the fair market value on that date) at a compound rate of 5% and 10% per year for 10 years. The purpose of including this information is to indicate the potential value realizable at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders. Mr. Duane received an additional grant in connection with his promotion in December 2000 to Vice Chairman, Sportswear.


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth information with respect to option exercises by the Named Executive Officers during the fiscal year ended February 4, 2000 and the value at February 4, 2001 of unexercised stock options held by the Named Executive Officers.

                                                                                             VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED        OPTIONS IN-THE-MONEY AT
                                                           OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                          SHARES ACQUIRED      VALUE      ---------------------------    ----------------------------
                             ON EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
NAME                            (#)            ($)                     (#)                          ($)
----                      ----------------   ---------    ----------------------------   ----------------------------
Emanuel Chirico.......           -               -                30,105 / 143,334           19,940 /   516,813
Francis K. Duane......           -               -                     0 /  65,000                0 /   288,875
Bruce J. Klatsky......          21,568         101,100            77,272 / 401,667           46,673 / 2,137,042
Allen E. Sirkin.......          18,434          84,498            49,925 / 118,334           25,282 /   308,834
Mark Weber............          12,746          60,544            40,557 / 228,334           21,809 /   658,959

---------------
(1) Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.

                           LONG-TERM INCENTIVE PLANS -
                           AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NON-STOCK PRICE-BASED PLANS(1)
                                                                  --------------------------------------------------
                              PERFORMANCE OR OTHER PERIOD            THRESHOLD             PLAN            MAXIMUM
NAME                            UNTIL MATURATION OF PAYOUT              ($)                 ($)               ($)
----                          -------------------------------     --------------       ------------     -------------
Bruce J. Klatsky......            33 months ending 2/3/02             800,000           1,250,000         2,500,000
                                  1/31/00 - 2/2/03                    800,000           1,250,000         2,500,000
Mark Weber............            33 months ending 2/3/02             400,000             640,000         1,200,000
                                  1/31/00 - 2/2/03                    400,000             640,000         1,200,000
Emanuel Chirico.......            33 months ending 2/3/02             250,000             400,000           750,000
                                  1/31/00 - 2/2/03                    250,000             400,000           750,000

---------------
(1) Based on current base salaries. Actual awards are based on the base salary in effect on the last day of the performance cycle.

     The Company's Board of Directors, upon the recommendation of the Compensation Committee, adopted in June 1999 a long-term incentive plan for the 33-month period ending February 3, 2002 (the "33-Month Plan"). At the 2000 Annual Meeting of Stockholders, the Company's Stockholders approved the Company's Long-Term Incentive Plan, a separate long-term incentive plan providing for additional performance cycles (the "Long-Term Incentive Plan"). The terms of the two plans are substantially similar. The participants in the plans are the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The payment of cash awards under each of the plans requires the Company to achieve both earnings growth and improvement in return on equity over the applicable performance cycle. Threshold, plan and maximum targets were established at the time the 33-Month Plan was adopted for each of the performance objectives and awards were established for achievement of each of the targets. Under the Long-Term Incentive Plan, these targets and awards are established annually by the Compensation Committee during the first 90 days of each fiscal year. Awards are based on a percentage of a participant's base salary in effect on the last day of the performance cycle. The percentage is lowest for the achievement of the threshold targets and is highest if the maximum targets are achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award differs among the participants: the range for the Chief Executive Officer is 80%-250% of base salary and the range for the Chief Operating Officer and the Chief Financial Officer is 50%-150% of base salary. No awards are earned if the threshold targets are not satisfied. In the event of the death or disability of a participant during a performance cycle, the participant or his estate will receive the award, if any, which would otherwise have been payable to the participant for such performance cycle, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date for an award or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award.


                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $80,400.

            CAREER                                 ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
        AVERAGE SALARY                                    PAYABLE AS A LIFE ANNUITY AT AGE 65
        --------------       -------------------------------------------------------------------------------------
                                  15                 20                25                30                35
                                  --                 --                --                --                --
           $200,000              39,096             51,504           63,684            75,744            87,744
           $400,000              84,096            111,504          138,684           165,744           192,744
           $600,000             129,096            171,504          213,684           255,744           297,744
           $800,000             174,096            231,504          288,684           345,744           402,744
         $1,000,000             219,096            291,504          363,684           435,744           507,744
         $1,200,000             264,096            351,504          438,684           525,744           612,744
         $1,400,000             309,096            411,504          513,684           615,744           717,744
         $1,600,000             354,096            471,504          588,684           705,744           822,744
         $1,800,000             399,096            531,504          663,684           795,744           927,744
         $2,000,000             444,096            591,504          738,684           885,744         1,032,744
         $2,200,000             489,096            651,504          813,684           975,744         1,137,744
         $2,400,000             534,096            711,504          888,684         1,065,744         1,242,744

     The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-2000 benefits for current salaried employees are based on pre-2000 last five-years average compensation, unless the participant's career average compensation is greater than the last five-years average). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65; such benefits under the pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for Social Security or other offset amounts.

     The credited years of service under the pension plans, as of February 4, 2001, for each of the Named Executive Officers is set forth in the following table.

                                                    CREDITED YEARS
                   NAME                               OF SERVICE
                   ----                               ----------

                   Emanuel Chirico....................    6
                   Francis K. Duane...................    2
                   Bruce J. Klatsky...................   28
                   Allen E. Sirkin....................   14
                   Mark Weber.........................   28



                           COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries receives a fee of $25,000 for his or her services as a director of the Company and $2,000 for each Board of Directors' meeting attended. Each director who is a member of the Audit Committee or the Compensation Committee receives an additional fee of $2,000 for each committee meeting attended. Pursuant to the Company's stock option plans, each outside director is entitled to receive, on an annual basis, in the aggregate, non-qualified options to purchase 8,000 shares of Common Stock at the fair market value on the date of grant for his or her services as a director.

     The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel for the fiscal year ended February 4, 2001, and the Company expects to continue to engage such firm for the fiscal year ending February 3, 2002.

     Mr. Goldberg, Career Consultants Inc. and S&K Associates, Inc. were paid an aggregate of $903,661 for management consulting and recruiting services they provided to the Company in fiscal 2000. These included services in connection with the Company's hiring of employees of Cluett, Peabody & Co., Inc. as a result of the Company's licensing of the Arrow trademark and purchase of related assets from Cluett during fiscal 2000. Mr. Goldberg owns more than 50% of the stock of each of the two companies. The Company is continuing to utilize such services during the current fiscal year.

     The Company purchased approximately $2,833,667 of products and services from TAL Apparel Limited and certain related companies during the 2000 fiscal year. Mr. Lee is a director of TAL Apparel Limited. The Company expects to continue to purchase goods from such companies during the current fiscal year.

     Peter J. Solomon Company Limited, of which Mr. Solomon is Chairman, provided services to the Company during the 2000 fiscal year in connection with the Company's purchase of the Van Heusen trademarks in the countries where it did not previously own the mark and, from time to time, provided advice with regard to certain other strategic issues. The Company expects to continue to utilize such services during the current fiscal year.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has had in effect since 1987 a Special Severance Benefit Plan. Upon the termination of the employment of any participant in the plan within two years after a change in control of the Company (as defined in the Special Severance Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, the Company has agreed to indemnify each participant in the Special Severance Benefit Plan against any and all liabilities he or she may incur under Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which relates to excise taxes on excess parachute payments, including any income taxes and/or additional excise taxes applicable to such indemnification payment. The Named Executive Officers are participants in the Special Severance Benefit Plan.

     The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a change in control of the Company (as defined in such plan), the full undiscounted value of the future payments to be made to the participant under the Capital Accumulation Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Klatsky, Weber, Chirico and Sirkin are participants in the Capital Accumulation Plan.

     All options that were previously granted under one of the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full upon a change in control of the Company, regardless of whether such options have previously vested.

     Mr. Klatsky is also entitled to the payments provided for under the Special Severance Benefit Plan and the Capital Accumulation Plan (i) if he is not continued as the Company's Chief Executive Officer and Chairman of the Board of Directors prior to his retirement as an employee of the Company, (ii) in the event of the appointment by the Board of Directors of an officer or the hiring by the Board of Directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company or (iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, including, without limitation, a minimum level of compensation, as such existed on April 28, 1993, or a termination of the Special Severance Benefit Plan.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended February 4, 2001, the members of the Compensation Committee included Joseph B. Fuller, Dennis F. Hightower and Maria Elena Lagomasino. There were no interlocks or insider participations as defined in the proxy regulations of the Securities and Exchange Commission.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting the compensation of all executive officers, administering the Company's existing stock option plans and cash-based incentive compensation plans for the executive officers, adopting new cash-based incentive compensation plans and implementing changes and improvements to existing incentive compensation plans for the executive officers, and, subject to approval by the Board of Directors, recommending new stock option plans and other equity-based compensation plans and implement changes and improvements to the existing stock option plans. The Compensation Committee also provides guidance to the executive officers regarding the compensation of the Company's corporate and divisional officers.

     OVERALL POLICY

     The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team that has been largely responsible for the Company's success. The Compensation Committee has structured the Company's executive officer compensation program primarily (i) to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (ii) to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities, (iii) to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers and
(iv) to be consistent with the Company's high ethical standards. The Compensation Committee targets the compensation levels of its top three executives to approximate the competitive median if the Company achieves its budget plan, to exceed the median and approach the 75th percentile of competitive compensation levels if the plan is exceeded and to be below the competitive median if the budget plan is not attained. Information regarding competitive compensation is compiled by the Committee and/or compensation consultants retained from time to time by the Committee. Although the Company's compensation program does not rely to any significant extent on fringe benefits or perquisites, its fringe benefit plans are generally competitive. The Company believes that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

     The Compensation Committee reviews annually the Company's executive officer compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's Chief Executive Officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive officer compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of each individual executive officer, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of the Company's Chief Executive Officer are considered by the Compensation Committee in their review of the performance and compensation of each individual executive officer.

     BASE SALARIES

     Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer. In the case of executive officers with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee. Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Company's Chief Executive Officer and the other executive officers. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's Chief Executive Officer, of appropriate compensation levels.

     In determining the base salary of the Company's Chief Executive Officer for the fiscal year ended February 4, 2001, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, compensation information provided by an outside consultant, the performance of the Common Stock over the prior several years and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. The Committee also took into account the incentive components of Mr. Klatsky's compensation package and the potential payouts and other value under those plans.

     SHORT-TERM INCENTIVES

     PERFORMANCE INCENTIVE BONUS PLAN. Stockholders approved the Company's Performance Incentive Bonus Plan (the "Bonus Plan") at the 2000 Annual Meeting of Stockholders. The Compensation Committee had adopted similar bonus programs for each of the prior two fiscal years. Under the Bonus Plan (and the earlier bonus programs) the Company's senior executives, including the Named Executive Officers, can receive a bonus based on earnings targets for the Company as a whole or, in the case of the Vice Chairmen, earnings targets for their respective divisions. Threshold, plan and maximum earnings targets are set during the first 90 days of each fiscal year. If an executive dies during a fiscal year for which he or she was selected as a participant in the Plan, his or her estate would receive the bonus, if any, payable to the participant for that fiscal year, pro rated to reflect the portion of the year worked by the participant. The amount of a participant's bonus payment, if any, for a fiscal year is determined by the end of the first quarter of the succeeding fiscal year. Messrs. Klatsky, Weber, Chirico, Sirkin and Duane all earned bonuses under the Bonus Plan for the fiscal year ended February 4, 2001 and received their bonus payments in the first quarter of the current fiscal year

     DISCRETIONARY BONUSES. The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. In determining whether to award discretionary bonuses, the Compensation Committee reviews each executive's overall compensation package and takes into account factors including, but not limited to, the assessment by the Compensation Committee of each executive's individual performance, the compensation awarded to executives in other companies, especially companies involved in the apparel, footwear and specialty retail industries and additional duties or special projects assumed by the executive. The Compensation Committee has the authority to place restrictions on any discretionary bonus it awards to an executive officer. No executive officer was awarded a contingent discretionary bonus for fiscal 2000.

      LONG-TERM INCENTIVES

      STOCK OPTIONS. The Company currently has in effect two stock option plans, the 1997 Stock Option Plan (the "1997 Option Plan") and the 2000 Option Plan, under which options to purchase Common Stock are granted. In addition, options to purchase Common Stock under the Company's 1987 Stock Option Plan (the "1987 Option Plan") are still outstanding. Stock options may be granted to employees of the Company, including the Named Executive Officers, under the 1997 and 2000 Option Plans, subject to certain limitations. The 1997 and 2000 Option Plans also provide for an annual grant of options to the Company's non-employee directors and permit additional grants to be made to non-employee directors who provide services to the Company or its subsidiaries outside of their duties as directors. The 2000 Option Plan also permits option grants to be made to consultants and advisors of the Company. Stock options are designed to align the interests of grantees with those of the stockholders. Stock options granted under the Company's stock option plans are granted at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date prior to grant. Generally, stock options granted under the 1987 and 1997 Option Plans may not be exercised until the third anniversary of the date on which they are granted, and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. Stock options granted under the 2000 Option Plan generally may not be exercised until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of the grant. The stock options granted to executive officers (and other grantees) under each of the Company's option plans generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

     Grants under the 2000 Option Plan were awarded in June 2000 to approximately 223 of the key employees of the Company, including the Named Executive Officers. Each such individual received a fixed number of shares relative to his or her salary range and based on an option valuation model as of the date of the grant. Options were granted to the top three executive officers in an amount such that the value of the award, when combined with base compensation and potential bonuses under the Bonus Plan and the Company's long-term incentive plans would provide competitive total compensation relative to comparable positions at other companies.

     LONG-TERM INCENTIVE PLAN. The Compensation Committee adopted in June 1999 a long-term incentive plan for the 21-month period ending February 4, 2001 (the "21-Month Plan"), as well as the 33-Month Plan. Stockholders approved the Long-Term Incentive Plan at the 2000 Annual Meeting of Stockholders. The participants in each of the three plans are the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The payment of cash awards under each of the plans requires the Company to achieve both earnings growth and improvement in return on equity over the applicable performance cycle. With respect to the 21-Month Plan and the 33-Month Plan, threshold, plan and maximum targets were established for each performance cycle, and awards were established for achievement of each of the targets at the time of adoption. Under the Long-Term Incentive Plan, these targets are established annually by the Compensation Committee during the first 90 days of each fiscal year. Awards are based on a percentage of a participant's base salary. The percentage is lowest for achievement of the threshold targets and is highest if the maximum targets are achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award differs among the participants. No awards are earned if the threshold targets are not satisfied. The amount of a participant's award, if any, will be determined by the Compensation Committee, by the end of the first quarter of the fiscal year immediately following the end of the applicable performance cycle. Payment of such awards will be made as soon as practicable thereafter. In the event of the death or disability of a participant during a performance cycle, the participant or his or her estate will receive the award, if any, which would otherwise have been payable to the participant for such program period, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date therefor or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award. Messrs. Klatsky, Weber and Chirico received payouts in the current fiscal year as a result of achieving the targets under the 21-Month Plan.

     In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of incentive-based compensation for executive officers and intends to implement, when appropriate, such methods in lieu of or in addition to the existing plans.

     STOCK OWNERSHIP

     To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company, including the executive officers, acquire Common Stock of the Company through the AIPs. The fact that many of the Company's executive officers have chosen to invest a significant portion of their contributions to their AIP in the PVH Stock Fund evidences their deep commitment to and belief in the future success of the Company.

     FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Code, limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Company generally does not expect to pay its executive officers compensation in excess of the Deductibility Limit. However, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible and amounts in excess of the Deductibility Limit have been paid.

                             Compensation Committee

                      Maria Elena Lagomasino, Chairperson
                                Joseph B. Fuller
                              Dennis F. Hightower

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the Russell 2000 Index and a line of business index comprised of the S&P Retail Composite Index, the S&P Textile (Apparel) Index and the S&P Footwear Index for the five fiscal years ended February 4, 2001.

                        COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN


                               (GRAPHIC OMITTED)


Note: Line of Business Index is composed of a blended weighting of the S&P
      Retail Composite Index (50%), the S&P Textile (Apparel) Index (33%) and the S&P Footwear Index (17%) to correspond generally to the Company's relative sales over the five-year period attributable to its retail, wholesale apparel and wholesale footwear operations.

            VALUE OF $100.00 INVESTED AFTER FIVE YEARS:
            Phillips-Van Heusen Corporation Common Stock.........   $140.50
            Russell 2000 Index...................................   $161.14
            Line of Business Index...............................   $210.28

                             AUDIT COMMITTEE REPORT

     The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

     In this context, the Committee has met and held discussions with Company management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 4, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                Audit Committee

                           Bruce Maggin, Chairperson
                                Edward H. Cohen
                              Dennis F. Hightower


                             SELECTION OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending February 3, 2002. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending February 2, 2003, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN A PROXY.

FEED PAID TO AUDITORS

     AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 4, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $570,000, all of which were attributable to services performed by Ernst & Young LLP.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended February 4, 2001.

     ALL OTHER FEES

      The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended February 4, 2001 were $409,000. These fees relate to tax services, audits of benefit plans, website development financial analysis and other activities in support of the Company.


                                 MISCELLANEOUS

     Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting on or before December 31, 2001. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or before March 16, 2002 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

      The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson & Company, which is retained by the Company on a continuing basis at an annual fee not to exceed $6,000, will aid in the solicitation of proxies for the meeting.

     Copies of the 2000 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 4, 2001 UPON WRITTEN REQUEST TO:

         The Secretary
         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York 10016

                                        By order of the Board of Directors,

                                        MARK D. FISCHER
                                        Secretary


New York, New York
April 30, 2001

                                                                      EXHIBIT A

                        PHILLIPS-VAN HEUSEN CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER



I. PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board's statutory responsibilities relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate.



II. COMPOSITION

The Audit Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

The Committee shall have the power to retain outside counsel and other professionals if, in its judgment, that is appropriate.


III. MEETINGS

The Audit Committee shall meet at least three times annually, once to review the audit plan of the internal auditors, once to review the audit plan of the outside auditors, and once to review the Company's annual audited financial statements prior to their issuance and the post-audit findings of the outside auditors. The Committee shall confer with the outside auditors and management to review the Company's interim financial statements and reports prior to their issuance.

The Committee shall report to the Board at least annually as to its activities.

IV. RELATIONSHIP WITH OUTSIDE AUDITORS

The outside auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders, and the Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate, propose the outside auditors for stockholder ratification and, where appropriate, replace the outside auditors.


V. DUTIES AND RESPONSIBILITIES

The Audit Committee's primary duties and responsibilities are to:

Documents/Reports Review

1.   Review and assess the adequacy of this Charter at least annually.

2. Review all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

Outside Auditors

3. Recommend to the Board the selection of outside auditors and approve the fees and other compensation to be paid to the outside auditors.

4. Review all significant relationships the outside auditors have with the Company to determine their independence. The outside auditors shall annually provide to the Audit Committee a written statement delineating all such relationships.

5. Review the annual audit plan of the outside auditors and evaluate their performance.

Financial Reporting Processes

6. Consult with the outside auditors concerning the completeness and accuracy of the Company's financial statements.

7. Consult with the outside auditors concerning the quality of the Company's accounting principles as applied in its financial statements and reporting.

8. Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

9. Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditors' work or access to reviewed information.

10. Review any significant disagreements between management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

11. Review major changes to the Company's accounting principles as recommended by the outside auditors or management.

12. Review with the outside auditors and internal auditors the adequacy of the Company's system of internal controls, including computerized information system controls and security, and any related significant findings and recommendations of the outside and internal auditors, together with management's responses thereto.

13. Review the internal audit department's annual audit plan, organizational structure and staff qualifications.

14. Review periodically with the Company's general counsel, legal and regulatory matters that could have a significant effect on the Company's financial statements.

Other

15. Review periodically the Company's compliance with its Conflict of Interest policy.

16. Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        PHILLIPS-VAN HEUSEN CORPORATION

                               200 Madison Avenue
                         New York, New York 10016-3903


     BRUCE J. KLATSKY and MARK WEBER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 14, 2001, and any adjournments thereof, on the matters printed on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED:

     o    FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR; AND

     o    FOR THE APPOINTMENT OF AUDITORS.



                  (Continued, and to be dated and signed on the other side.)

                  PHILLIPS-VAN HEUSEN CORPORATION
                  P.O. BOX 11287
                  NEW YORK, NEW YORK 10203-0287

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW:


1. Election of the nominees for   FOR all nominees [ ]  WITHHOLD AUTHORITY to [ ]           EXCEPTIONS* [ ]
     director listed below:       listed below          vote for all nominees listed below

NOMINEES: EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC
          GROSMAN, DENNIS F. HIGHTOWER, BRUCE J. KLATSKY, MARIA ELENA LAGOMASINO, HARRY N.S. LEE, BRUCE MAGGIN, PETER J. SOLOMON AND MARK WEBER


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
 * Exceptions
 --------------



2.   Appointment of auditors.     FOR [ ]        AGAINST [ ]     ABSTAIN [ ]



3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.





                                                            Address change
                                                            and/or comments [ ]

                                        Note: The signature should agree with
                                        the name on your stock certificate. If
                                        acting as executor, administrator,
                                        trustee, guardian, etc., you should so
                                        indicate when signing. If the signer is
                                        a corporation, please sign the full
                                        corporate name, by duly authorized
                                        officer. If shares are held jointly,
                                        each stockholder named should sign.

                                        Dated: ------------------- , 2001


                                        ------------------------------------
                                        Signature


                                        ------------------------------------
                                        Signature, if held jointly



To vote, fill in (x) with black or blue ink only. |X|